Exhibit 99.1

Anika Therapeutics Reports Robust Financial Performance and Continued Progress on Key Fronts in Third Quarter of 2015

Company Achieves 37.5% Year-over-Year Diluted EPS Growth in Quarter

BEDFORD, Mass.--(BUSINESS WIRE)--October 28, 2015--Anika Therapeutics, Inc. (NASDAQ: ANIK), a global, integrated orthopedics medicines company specializing in therapeutics based on its proprietary hyaluronic acid (“HA”) technology, today reported financial results for the third quarter ended September 30, 2015, along with business progress in the period.

“Our third quarter sales and profits were driven by strength in end-user demand, which together with continuing pipeline progress, provides a robust foundation for future growth,” stated Charles H. Sherwood, Ph.D., President and Chief Executive Officer. “Our viscosupplementation portfolio, anchored by ORTHOVISC® and MONOVISC®, continues to grow and is poised to take and hold greater leadership in the market. We believe this strong positioning, along with our steady pipeline progress during the quarter, sets our company up to deliver financial results and shareholder value for the long term.”

Third Quarter Financial Results

  Product revenue grew 8% in the third quarter of 2015.
  ORTHOVISC and MONOVISC continued to command a strong position in the market, with a combined share that grew modestly to 27% of the U.S. viscosupplementation market at the end of the third quarter. ORTHOVISC continues to maintain its market-leading position in the multi-injection segment. MONOVISC holds the number two position in the single-injection segment.
  Total revenue for the third quarter of 2015 was $23.7 million, compared with $22.1 million in the third quarter of 2014. The increase was primarily driven by the continued growth in MONOVISC adoption in the U.S.
  Total operating expenses for the third quarter of 2015 were $10.5 million, compared with $11.8 million in the third quarter of 2014. The decrease was primarily driven by lower cost of goods sold as a result of favorable revenue mix, the full amortization of certain intangible assets at the end of 2014, and certain employee termination-related expenses in the third quarter of 2014.
  Net income for the third quarter was $8.4 million, or $0.55 per diluted share, compared with $6.2 million, or $0.40 per diluted share, for the third quarter of 2014.

Recent Business Highlights

During the quarter, the Company continued making pipeline and operational progress, including, as follows:

  A formal meeting with the FDA’s Office of Combination Products to discuss a planned application to request a device designation for CINGAL, followed by a formal written request for designation. A decision from the FDA is expected by the end of the year.
  The buildout of additional manufacturing space in, and the movement of the Company’s Italian manufacturing facilities to, Anika’s Bedford, Mass. global headquarters. This initiative is intended to consolidate production for all the Company’s products, and to accelerate product development.
  The signing of a lease agreement by Anika’s wholly-owned Italian subsidiary, Anika Therapeutics S.r.l., to build office space in Padova, Italy to serve as Anika’s European headquarters. This site will serve as Anika’s European hub for sales, marketing, and distribution and will also house administrative and product development operations, and is intended to provide the Company with infrastructure to support future growth.

Conference Call Information

Anika management will hold a conference call and webcast to discuss its financial results, business highlights and financial outlook tomorrow, Thursday, October 29th at 9:00 am ET. The conference call can be accessed by dialing 1-855-468-0611 (toll-free domestic) or 1-484-756-4332 (international). A live audio webcast will be available in the "Investor Relations" section of Anika’s website, www.anikatherapeutics.com. An accompanying slide presentation may also be accessed via the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika Therapeutics, Inc.

Anika Therapeutics, Inc. (NASDAQ: ANIK) is a global, integrated orthopedic medicines company based in Bedford, Mass. Anika is committed to improving the lives of patients with degenerative orthopedic diseases and traumatic conditions by providing clinically meaningful therapeutic pain management solutions along the continuum of care, from palliative care to regenerative medicine. The Company has over two decades of expertise developing, manufacturing and commercializing more than 20 products, in markets across the globe, based on its proprietary hyaluronic acid (HA) technology. Anika’s orthopedic medicine portfolio is comprised of marketed (ORTHOVISC® and MONOVISC®) and pipeline (CINGAL® and HYALOFAST® in the U.S.) products to alleviate pain and restore joint function by replenishing depleted HA and aiding cartilage repair and regeneration. For more information about Anika, please visit http://www.anikatherapeutics.com.

Forward-Looking Statements

The statements made in the second paragraph and the first bullet point in the section captioned “Recent Business Highlights,” of this press release, which are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, those relating to the company’s product pipeline and growth opportunities and its leadership position in the viscosupplementation market. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties, and other factors. The Company’s actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including (i) the Company’s ability to successfully commence and/or complete clinical trials of its products, including for HYALOFAST or for expanded indications of the Company’s MONOVISC product, on a timely basis or at all; (ii) the Company’s ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications or 510(k) applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company’s research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company’s clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operate or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company’s ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company’s ability to provide an adequate and timely supply of its products to its customers; (x) the Company’s ability to continue to successfully manage Anika Therapeutics S.r.l.’s business; and (xi) the Company’s ability to achieve its growth targets.

Anika Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Product revenue	$23,675,696	$21,975,312	$62,088,410	$57,593,873
Licensing, milestone and contract revenue	5,561	80,111	16,732	24,746,497
Total revenue	23,681,257	22,055,423	62,105,142	82,340,370

Operating expenses:
Cost of product revenue	5,175,723	5,724,800	14,763,222	15,418,732
Research & development	2,061,689	1,999,867	5,971,771	6,160,740
Selling, general & administrative	3,308,731	4,044,538	10,301,886	11,401,399
Total operating expenses	10,546,143	11,769,205	31,036,879	32,980,871
Income from operations	13,135,114	10,286,218	31,068,263	49,359,499
Interest income, net	33,667	9,937	81,297	16,339
Income before income taxes	13,168,781	10,296,155	31,149,560	49,375,838
Provision for income taxes	4,788,916	4,125,355	11,434,581	18,872,435
Net income	$8,379,865	$6,170,800	$19,714,979	$30,503,403

Basic net income per share:
Net income	$0.56	$0.42	$1.32	$2.09
Basic weighted average common shares outstanding	14,967,322	14,758,781	14,944,921	14,626,933
Diluted net income per share:
Net income	$0.55	$0.40	$1.29	$1.97
Diluted weighted average common shares outstanding	15,315,808	15,434,875	15,310,758	15,469,237

Anika Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)
	September 30,	December 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$108,469,021	$100,155,864
Investments	22,007,370	6,750,000
Accounts receivable, net of reserves of $135,618 and $146,618 at September 30, 2015 and December 31, 2014, respectively	23,375,657	17,152,028
Inventories	12,075,157	12,406,776
Prepaid income taxes	-	412,301
Current portion deferred income taxes	1,409,328	1,188,768
Prepaid expenses and other	947,119	959,305
Total current assets	168,283,652	139,025,042
Property and equipment, at cost	57,667,111	53,619,589
Less: accumulated depreciation	(23,869,798)	(21,950,706)
	33,797,313	31,668,883
Long-term deposits and other	69,020	69,042
Intangible assets, net	12,987,683	14,894,710
Goodwill	7,713,039	8,338,699
Total Assets	$222,850,707	$193,996,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,220,734	$1,201,226
Accrued expenses	6,547,775	4,747,526
Deferred revenue	33,948	24,510
Income taxes payable	4,442,342	-
Total current liabilities	13,244,799	5,973,262
Other long-term liabilities	803,571	893,935
Long-term deferred revenue	73,964	102,192
Deferred tax liability	8,974,122	8,929,890
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 1,250,000 shares authorized, no shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	-	-
Common stock, $.01 par value; 30,000,000 shares authorized, 15,011,512 and 14,851,703 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	150,115	148,517
Additional paid-in-capital	81,052,103	77,539,699
Accumulated other comprehensive loss	(6,066,627)	(4,494,800)
Retained earnings	124,618,660	104,903,681
Total stockholders’ equity	199,754,251	178,097,097
Total Liabilities and Stockholders’ Equity	$222,850,707	$193,996,376

Anika Therapeutics, Inc. and Subsidiaries
Supplemental Financial Data

Revenue by Product Line and Product Gross Margin
(unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2015	%	2014	%	2015	%	2014	%
Orthobiologics	$20,461,181	86%	$18,899,873	86%	$51,716,600	83%	$48,750,277	85%
Dermal	412,357	2%	401,355	2%	1,131,657	2%	938,966	1%
Surgical	1,413,039	6%	1,452,946	6%	4,449,639	7%	4,581,496	8%
Ophthalmic	344,119	1%	366,138	2%	1,263,582	2%	938,134	2%
Veterinary	1,045,000	5%	855,000	4%	3,526,932	6%	2,385,000	4%
Total Product Revenue	$23,675,696	100%	$21,975,312	100%	$62,088,410	100%	$57,593,873	100%

Product gross profit	$18,499,973		$16,250,512		$47,325,188		$42,175,141
Product gross margin	78%		74%		76%		73%

Total Product Revenue by Geographic Region
(unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2015	%	2014	%	2015	%	2014	%
Geographic Location:
United States	$19,239,247	81%	$18,455,167	84%	$51,048,132	82%	$48,282,945	84%
Europe	1,976,751	8%	1,784,414	8%	6,293,965	10%	5,267,317	9%
Other	2,459,698	11%	1,735,731	8%	4,746,313	8%	4,043,611	7%
Total Revenue	$23,675,696	100%	$21,975,312	100%	$62,088,410	100%	$57,593,873	100%

CONTACT:
Anika Therapeutics, Inc.
Christopher Ranjitkar, 781-457-9000
IR & Corporate Communications Manager